UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DUSKA THERAPEUTICS, INC.
(Name of Registrant As Specified In Its Charter)

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DUSKA THERAPEUTICS, INC.
470 Nautilus Street, Suite 300
La Jolla, CA 92037
Phone: (858) 551-5700

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This information is being provided to the shareholders of Duska Therapeutics,  Inc. ("Duska"), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our  common stock authorizing an increase in the number of $0.001 par value authorized common shares to 125,000,000 (“Increase”) and an increase in the number of options available for award under the Duska’s 2004 Equity Incentive Plan to 6,500,000 (“Option Limit”).  Duska's Board of Directors approved the Increase on December 12, 2007 and, at January 10, 2008, Duska had obtained (by written consents) the approval of seven shareholders that are the record owners of 1,943,089 shares of common stock, which represented 55.5% of the total outstanding shares of Duska's common stock outstanding as of December 3, 2007. Duska's Board of Directors approved the Option Limit on February 11, 2008 and at March 11, 2008, Duska had obtained (by written consent) the approval of seven shareholders that are the record owners of 1,943,089 shares of common stock, which represented 53.4% of the total outstanding shares of Duska's common stock outstanding on February 11, 2008. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders, and, with respect to the Increase, after the filing of amended Articles of Incorporation with the Secretary of State of Nevada.

Duska’s Board of Directors approved the Increase on December 12, 2007 and recommended to the shareholders to increase the authorized shares of its Common Stock, while retaining the current par value of $0.001, from 50,000,000 to 125,000,000.  A copy of the certificate of amendment effecting the Increase is attached to this information statement as Exhibit A. Duska’s Board of Directors approved the Option Limit on February 11, 2008 to increase the number of options available for award under Duska’s 2004 Equity Incentive Plan from 6,000,000 to 6,500,000.

The elimination of the need for a special meeting of the shareholders to approve the Increase and the Option Limit is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Increase and the increase in the Option Limit as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about April  , 2008. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was December 3, 2007 (the "First Record  Date") for the Increase and February 11, 2007 (the “Second Record Date”) for the Option Limit.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (858) 551-5700. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Outstanding Voting Stock of the Company

As of the First Record Date, there were 3,499,648 shares of Common Stock issued and outstanding. As of the Second Record Date, there were 3,639,648 shares of Common Stock issued and outstanding.  The Common Stock constitutes the only outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.  Shareholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.  The additional shares of common stock for which authorization is now sought are identical to the shares of Common Stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2007 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this Company as a group. As of December 31, 2007, there were 3,499,648 shares of our common stock issued and outstanding. Unless otherwise noted, (i) the address of each of the persons shown is c/o Duska Therapeutics, Inc., 470 Nautilus St, Suite 300, La Jolla, CA  92037 and (ii) we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Class
James S. Kuo, M.D.	1,614,114(2)	30.7%
Philip Sobol	1,535,569(3)	31.6%
Manuel Graiwer	1,058,919(4)	24.4%
Alexander Angerman and Judith Angerman Family Trust, 356 N. McCadden Place, Los Angeles, CA 90004	904,461(5)	21.7%
Livorno Latin American Promotions BV, P. O. Box 210, Willemstad, Curacao	770,000(6)	18.6%
Gary Kaplan Kaplan & Graiwer APC 6600 Wilshire Blvd., Suite 2100 Los Angeles, CA 90010	634,473(7)	15.7%
Dr. Know Ltd. c/o Moore StephensServices L’Estoril, Bloc C 31 Avenue Princesse Grace MC 98000 Monaco	431,334(8)	11.2%
Kleen Consult AG Utermuli 6 Zug 6300 Switzerland	370,826(9)	9.7%
Amir Pelleg, Ph.D.	232,852(10)	6.3%
H. David Coherd	50,000(11)	1.4
Steven Dinh	50,000(11)	1.4
Shepard M. Goldberg	50,000(11)	1.4
Alan Tuchman	50,000(11)	1.4
Wayne R. Lorgus	1,500(11)	*
All executive officers and directors as a group (nine persons)	4,642,954(12)	63.7%
____________________
*	Less than 0.1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)	1,613,114 of the shares shown are subject to exercise of options
(3)
Includes 192,667 shares owned of record by the Philip Sobol & Debra Sobol Trust, 50,000 shares subject to exercise of options, 125,000 shares subject to conversion of notes and 1,041,667 shares subject to exercise of warrants

(4)
Includes 654,855 shares subject to exercise of warrants, 50,000 shares subject to exercise of options and includes beneficial ownership of 21,000 shares for whom the owners of record are family members

(5)	Includes 529,167 shares subject to exercise of warrants
(6)	Includes 500,000 shares subject to exercise of warrants
(7)	Includes 166,667 shares owned of record by Gary & Susan Kaplan as Tenants in Common and 404,167 shares subject to exercise of warrants.
(8)	Includes 215,667 shares subject to exercise of warrants
(9)	Includes 185,413 shares subject to exercise of warrants.
(10)	Includes 33,500 shares subject to options, and 496 shares subject to exercise of warrants
(11)	All of the shares shown are subject to exercise of options.
(12)	Includes 1,760,689 shares subject to immediate exercise of options, 187,425 shares subject to exercise of options within 60 days and 1,697,018 shares subject to exercise of warrants

Purpose and effect of the Increase in Authorized Shares

Our board of directors believes the Increase is necessary to comply with the terms of our Secured Notes issued September 26, 2007 and to make available shares of Common Stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital.  We recently completed two private placements of $5,900,000 of convertible notes with several accredited investors pursuant to which we issued debt convertible into 14,750,000 shares of our common stock, warrants for the purchase of up to 625,000 shares of our common stock, short term warrants for the purchase of up to 14,750,000 shares of our common stock and long term warrants for the purchase of up to 14,750,000 shares of our common stock.  In addition, the notes provide that interest may be payable in shares of Common Stock in lieu of cash.  If we were to pay such interest in shares of Common Stock we would issue 2,356,071 shares of common stock to pay the interest through September 26, 2009.  As of the First Record Date, we had (1) 3,499,648 shares of Common Stock outstanding; (2) 4,581,953 options under our 2004 Equity Incentive plan, as amended, for which the right to exercise had vested for 1,925,701 shares (which includes 1,760,689 options for officers and directors); (3)  warrants to purchase 38,287,717 shares of Common Stock; and (4) Secured Notes convertible into 14,750,000 shares of common stock.   We are authorized to issue 50,000,000 shares of Common Stock.  If we were to issue all of the shares of Common Stock issuable upon conversion and exercise of all of the outstanding securities , as of the First Record Date, and pay the interest on the notes in shares of Common Stock, we will have 63,475,389 shares outstanding, which will exceed the number of shares of Common Stock that we are currently authorized to issue. Furthermore, we have committed under the terms of our Secured Notes issued September 26, 2007 to reserve 120% of the of the aggregate number of shares of Common Stock to effect the conversion of the Notes and any interest accrued and outstanding thereon and the exercise of the Warrants. Other than the issuances described above and future issuances of securities pursuant to the terms of our 2004 Equity Incentive Plan, the Company does not have any specific agreements or plans that would involve the issuance of additional shares of Common Stock.

The board of directors of Duska may authorize the issuance of any shares of Common Stock authorized but unissued without further shareholder approval, the issuance of such shares of common stock or of preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders and may adversely affect the market price for the Common Stock.

Issuance of additional common stock may have the effect of deterring or  thwarting persons seeking to take control of Duska through a tender offer,  proxy fight or otherwise or to bring about removal of incumbent management or  a corporate transaction such as merger.  For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.  Similarly, the issuance of additional shares to certain persons allied with Dusk’s management could have the effect of making it more difficult to remove Duska’s current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

Purpose and effect of the increase in the Option Limit

Our board of directors believes the increase in the Option Limit is necessary to encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company; encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Duska or its affiliates; and increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company. We issued Duska’s CEO options to acquire 4,498,203 shares as an employment incentive, which reduced the number available for award to 1.4 million shares. Our board of directors feels that it is important for our shareholders that we provide an incentive for inventors, members of our Scientific Advisory Board, officers and key employees that is aligned with the interests of shareholders. By increasing the Option Limit to 6.5 million shares, our Board believes that sufficient options will be available for award to accomplish these purposes.

Issuance of additional options may have the effect of diluting the percentage ownership of our existing shareholders. This dilution could also have an adverse impact on our earnings per share and reduce the price of our common stock.

The amended 2004 Equity Incentive Plan (the “Plan”)

We have adopted an equity incentive plan, the 2004 Equity Incentive Plan, as amended, pursuant to which, after the effectiveness of this Information Statement, we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 6,500,000 shares of common stock to our key employees, officers, directors, consultants and other agents and advisors. There are currently 3 officers, 1 key employee, 6 non-employee directors, 8 members of our Scientific Advisory Board, and 3 inventors eligible to receive awards under the plan. The plan was adopted prior to the consummation of the August 2004 merger with Duska Scientific, and in connection with the merger, options to purchase our common stock were issued in exchange for all of the stock options that were outstanding under Duska Scientific’s option plan. Awards under the plan may consist of stock options (both non- qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

The 2004 Equity Incentive Plan is administered by our Board of Directors or a committee of the Board of Directors, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

The plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). Non-qualified stock options may be granted under the plan at an exercise price established by the administrator at the time of grant. The maximum number of options that may be granted in any fiscal year to any participant is 20,000.

The plan also permits the administrator to grant freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right or option shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by the administrator.

Unless otherwise determined by the administrator, awards granted under the 2004 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

The plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction:  (1) the administrator shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of our company; (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of our company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of our company by one person or by more than one person acting in concert.

The grant of an incentive stock option, a nonqualified stock option or a SAR, does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option does result in ordinary income for the optionee and a deduction for the Company, measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required. Neither the grant nor the exercise of an incentive stock option results in taxable income for the grantee. The excess of the market value on the exercise date over the option price of the shares, however, is an "item of adjustment" for alternative minimum tax purposes. When a grantee disposes of shares acquired by exercise of an incentive stock option, the grantee's gain (the difference between the sale proceeds and the price paid by the grantee for the shares) upon the disposition will be taxed as capital gain provided the grantee (i) does not dispose of the shares within two years after the date of grant nor within one year after the transfer of shares upon exercise, and (ii) exercises the option while an employee of the company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition.

The administrator may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

As of December 31, 2007, we currently have outstanding options awarded or designated under our 2004 Equity Incentive Plan to purchase approximately 5,426,716 shares of our common stock, of which 1,925,701 are vested, at a weighted- average exercise price of approximately $1.05 per share. We do not plan to make any additional awards under the plan other than as noted below in 2008. The awards and related expense made during fiscal 2007 were as follows:

Awards during Fiscal 2007
Name and Position	Dollar Value ($)(1)	Number of Units
James S. Kuo, CEO	564,120	4,518,203
Amir S. Pelleg, President	118,485	- *
Wayne R. Lorgus, CFO	1,131	150,000
Executive Group	683,736	4,668,203
Non-Executive Director Group	162,916	300,000
Non-Executive Officer Employee Group	359	50,000

* We intend to issue 1,000,000 options to Dr. Pelleg upon the effective date of this information statement, of which 250,000 options would immediately vest, with the remainder vesting at the rate of 6.25% each calendar quarter thereafter.

(1) Expense as shown was recognized in fiscal year 2007 determined based on fair value calculations using the Black-Scholes option pricing formula. All options are issued at market price on the date of grant, and, accordingly, the intrinsic value at grant date is -0-.

Through December 31, 2007, all awards under the plan have been non-qualified stock options. As of December 31, 2007, 5,426,716 options are outstanding, with a weighted average exercise price of $0.88, with a weighted average remaining contractual term of 6.8 years. 1,925,701 options are exercisable at December 31, 2007, with a weighted average exercise price of $1.05 per share over a contractual term of 6.8 years. The aggregate intrinsic value of all options outstanding under the plan is $0. During 2007, the company recognized $1,015,532 in expense for the fair value of the options awarded during that year, with $1,987,715 in future expense to be recognized over a weighted average service period of 2.4 years.

The following table states certain information with respect to our equity compensation plans as of December 31, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	5,426,716(i)	$0.88	1,073,284
Equity compensation plans not approved by security holders

Total	5,426,716	$0.88	1,073,284

(1) This number does not include 1,000,000 options that the board has authorized be issued to Dr. Pelleg upon effectiveness of the increase in the Option Limit.

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2007 to James S. Kuo, M.D., M.B.A, Amir Pelleg, Ph.D. and Wayne Lorgus (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
James S. Kuo, M.D. Chief Executive Officer and	2007	$66,346	$-	$-	$564,120	$-	$-		$-	$630,466
Chairman of the Board	2006	$-	$-	$-	$-	$-	$-		$-	$-
Amir Pelleg, Ph.D. President, and	2007	$175,000	$-	$-	$118,435	$-	$-		$11,457	$304,892
Chief Scientific Officer	2006	$120,000	$-	$-	$-	$-	$55,000	(1)	$11,055	$175,000
Wayne Lorgus,	2007	$139,396	$10,000	$-	$1,077	$-	$-		$-	$150,473
Chief Financial Officer	2006	$32,036	$-	$-	$4,744	$-	$-		$-	$36,780
____________________

(1) This amount was paid in cash in fiscal year 2007.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Dr. Kuo	1,124,551 281,138 - 10,000 10,000	- - - - -	- 1,967,964 1,124,550 - -	$0.50 $0.75 $1.00 $0.50 $0.50	9/26/14 9/26/14 9/26/14 5/31/14 7/31/14
Dr. Pelleg(1)	11,250 1,500 9,000 2,250 3,750 3,750 2,000	- - - - - - -	- - - - 7,500 - -	20.80 $20.80 $20.80 $20.80 $20.00 $20.00 $44.00	11/25/08 11/25/08 12/15/09 12/15/09 2/9/11 2/9/11 2/27/10
Mr. Lorgus	- 1,500	- -	150,000 -	$0.55 $10.00	12/12/14 3/31/13

(1)
We intend to issue 1,000,000 options at an exercise price of $0.48 to Dr. Pelleg which will expire 12/31/14 upon the effective date of this information statement, of which 250,000 options would immediately vest, with the remainder vesting at the rate of 6.25% each calendar quarter thereafter.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
H. David Coherd	$4,500	$-	$25,859	$-	$-	$-	$30,359
Steven Dinh	$3,000	$-	$25,859	$-	$-	$-	$28,859
Shepard M. Goldberg	$4,500	$-	$25,859	$-	$-	$-	$30,359
Manuel P. Graiwer	$4,000	$-	$25,859	$-	$-	$-	$29,859
Philip A. Sobol	$1,500	$-	$25,859	$-	$-	$-	$27,359
Alan Tuchman	$3,500	$-	$25,859	$-	$-	$-	$29,359

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to us.  Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.

No Dissenter’s Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our shareholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other shareholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2007 and our Annual Report on Form 10-KSB for the year ended December 31, 2006.  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Duska Therapeutics, Inc.
470 Nautilus Street, Suite 300
La Jolla, CA 92037 Phone: (858) 551-5700

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of
Duska Therapeutics, Inc.

By:  /s/ James S. Kuo
         James S. Kuo, M.D.
         Chief Executive Officer

Date:  March 17, 2008

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Articles of Incorporation
4.1	2004 Equity Incentive Plan, as amended